ARMANDO C. IBARRA
CERTIFIED PUBLIC ACCOUNTANTS
(A Professional Corporation)


Armando C. Ibarra, C.P.A.
Members of the California Society of
Armando Ibarra, Jr., C.P.A.
Certified Public Accounts



March 19, 2000


Shaw International, Inc.
6025 South Eaton Lane
Littleton, Colorado, USA 80123



Re: Shaw International, Inc.



This is to confirm that we consent to the use of our December 31, 2000 audited financial statements of Shaw International, Inc. in your required SEC filings including the 10K report.



Sincerely,



ARMANDO IBARRA
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ARMANDO IBARRA, C.P.A.
350 E. Street, Chula Vista, CA 91910
Tel: (619) 422-1348
Fax: (619) 422-1465